Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - January 2008

Series Deal Size Expected Maturity	1998-6 $964MM 8/18/2008
Yield	16.43%
Less: Coupon	4.36%
Servicing Fee	1.50%
Net Credit Losses	3.91%
Excess Spread:(1)
January-08	6.66%
December-07	7.88%
November-07	10.36%
Three Month Average Excess Spread	8.30%
Delinquency:
30 to 59 Days	0.94%
60 to 89 Days	0.72%
90+ Days	1.59%
Total	3.25%
Principal Payment Rate	19.61%

Footnote:

(1)	Excess Spread reflects a change in payment allocation in November 2007 between certain fees and account balances. This change has resulted in a one-time increase in cash yield which will be realized in the months of November and December.